UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2011

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
UCDP FINANCE, INC.
(Exact name of Registrant as specified in its charter)

Florida Florida	333-108661-01	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the completion of the acquisition by affiliates of NBCUniversal Media, LLC (“NBCUniversal”) of The Blackstone Group’s 50% interest in Universal City Development Partners, Ltd. (“UCDP”) described in Item 5.01 (the “Blackstone Transaction”), the parties amended the Advisory Services Agreement dated as of January 20, 2002 among UCDP, Universal City Studios Productions LLLP, successor in interest to Vivendi Universal Entertainment LLLP, and Blackstone Management Partners L.P. (“BMP”) to terminate all rights and obligations of BMP under such agreement effective as of July 1, 2011.

On July 1, 2011, UCDP issued to NBCUniversal a $600 million unsecured note due July 1, 2016 (the “NBCU Note”), the proceeds of which were used to refinance the Amended and Restated Credit Agreement dated as of November 6, 2009 among UCDP, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and the co-documentation agents thereto (the “Existing Credit Facility”), as further described in Item 1.02 below.  The NBCU Note bears interest at LIBOR plus 250 basis points.

Item 1.02 Termination of a Material Definitive Agreement.

On July 1, 2011, UCDP repaid all amounts outstanding (approximately $801 million) under the Existing Credit Facility with proceeds from the NBCU Note, together with available cash on hand, and terminated the Existing Credit Facility.

Simultaneously with the closing of the Blackstone Transaction, the parties terminated the Second Amended and Restated Partners’ Agreement dated as of December 9, 2004 by and among Blackstone UTP Capital Partners L.P., Blackstone UTP Capital Partners A L.P., Blackstone UTP Offshore Capital Partners L.P., Blackstone Family Media Partnership III L.P., Blackstone UTP Capital LLC, Blackstone UTP Capital A LLC, Blackstone UTP Offshore Capital LLC, Blackstone Family Media III LLC, Universal City Property Management II LLC, and Universal Studios, Inc. (as amended), effective as of July 1, 2011.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)           On July 1, 2011, UCDP dismissed Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm.

Effective upon the closing of the Blackstone Transaction, UCDP ceased having an audit committee.  The rules of the Securities and Exchange Commission, however, require the audit committee (the “Audit Committee”) of Comcast Corporation (“Comcast”) to pre-approve audit and non-audit services for Comcast and its consolidated subsidiaries, which, effective with the closing of the Blackstone Transaction, include UCDP and UCDP Finance, Inc. The Audit Committee approved the decision to dismiss E&Y.

The audit reports of E&Y on the consolidated financial statements of UCDP and its subsidiaries as of and for the years ended December 31, 2010 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, in accordance with applicable Securities and Exchange Commission rules and applicable accounting standards, E&Y was not requested to, and did not, express an opinion on UCDP’s internal control over financial reporting.

During the fiscal years ended December 31, 2010 and 2009, and the subsequent interim period through the date hereof, there were (i) no disagreements between UCDP and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference thereto in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

UCDP provided E&Y with a copy of this Form 8-K, and requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated July 1, 2011, is filed as Exhibit 16.1 to this Form 8-K.

(b)           On July 1, 2011, UCDP engaged Deloitte & Touche LLP (“D&T”) to serve as UCDP’s independent registered public accounting firm, and the Audit Committee approved the selection of D&T. During the fiscal years ended December 31, 2010 and 2009, and the subsequent interim period up to July 1, 2011, UCDP did not consult with, and no written report or oral advice was provided to UCDP by, D&T regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on UCDP’s consolidated financial statements.

Item 5.01 Changes in Control of Registrant.

See description of the Blackstone Transaction in Item 8.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As required by the purchase agreement governing the Blackstone Transaction, the following three persons resigned as members of the committee of representatives of Universal City Florida Holding Co. I (“Holding I”) and the committee of representatives of Universal City Florida Holding Co. II (“Holding II”), known as the Park Advisory Board, effective as of July 1, 2011: Michael S. Chae, Sean T. Klimczak, and Jill Greenthal. Jill Greenthal had also been a member of the audit committee for UCDP. Each resigning member had been appointed by The Blackstone Group and resigned in connection with the Blackstone Transaction.   Effective as of July 1, 2011, Salil K. Mehta also resigned as a member of the Park Advisory Board.   In addition, in connection with the Blackstone Transaction, Mr. Chae resigned as a director of UCDP Finance, Inc. and Christy R. Shibata was elected as a director of UCDP Finance, Inc.

The resignation letters delivered by the resigning members are attached as Exhibits 17.1, 17.2, 17.3 and 17.4 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2011, Holding I amended its Third Amended and Restated Agreement of General Partnership of Holding I dated as of March 2, 2005 by and among Blackstone UTP Capital LLC, Blackstone UTP Capital A LLC, Blackstone UTP Offshore Capital LLC, Blackstone Family Media III LLC and Universal City Property Management II LLC to (i) reflect the Blackstone Transaction, (ii) reduce the number of members of the committee of representatives from six to two and (iii) eliminate the audit committee of Holding I, which is being replaced by the Audit Committee of Comcast as described above.

On July 1, 2011, Holding II amended its Third Amended and Restated Agreement of General Partnership of Holding II dated as of March 2, 2005 by and among Blackstone UTP Capital LLC, Blackstone UTP Capital A LLC, Blackstone UTP Offshore Capital LLC, Blackstone Family Media III LLC and Universal City Property Management II LLC to (i) reflect the Blackstone Transaction, (ii) reduce the number of members of the committee of representatives from six to two and (iii) eliminate the audit committee of Holding II, which is being replaced by the Audit Committee of Comcast as described above.

On July 1, 2011, UCDP amended the Amended and Restated Agreement of Limited Partnership of UCDP dated as of June 5, 2002 as amended, between Holding II, as sole general partner, and Holding I, as sole limited partner to (i) reflect the Blackstone Transaction, (ii) reduce the number of members of the committee of representatives from six to two and (iii) eliminate the audit committee of UCDP, which is being replaced by the Audit Committee of Comcast as described above.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Blackstone Transaction, UCDP adopted Comcast’s Code of Conduct effective as of July 1, 2011. A copy of the Code of Conduct is attached as Exhibit 14.1 to this report.  The Code of Conduct applies to all of UCDP’s employees, including its executive officers and directors.

Item 8.01 Other Events.

On July 1, 2011, NBCUniversal announced that it had completed the Blackstone Transaction. NBCUniversal and its affiliates now own 100% of Universal Studios Florida, Universal’s Islands of Adventure and Universal CityWalk, which are located at Universal Orlando Resort. A copy of NBCUniversal’s press release announcing the completion of the Blackstone Transaction is attached as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
14.1	Comcast Corporation Code of Conduct
16.1	Letter from Ernst & Young LLP, dated July 1, 2011, regarding change in independent registered public accounting firm.
17.1	Resignation Letter from Michael S. Chae
17.2	Resignation Letter from Sean T. Klimczak
17.3	Resignation Letter from Jill Greenthal
17.4	Resignation Letter from Salil K. Mehta
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: July 1, 2011	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: July 1, 2011	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer